UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

Medical Action Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(631) 231-4600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 17, 2013, Medical Action Industries Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), among the Company, as borrower and Wells Fargo Bank, National Association, as administrative agent and lender (the “Lender”).

The Credit Agreement, which is dated as of May 17, 2013, is being filed as an exhibit to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

The Credit Agreement provides for a maximum borrowing capacity of $65,000,000 consisting of the following loans: (i) a $11,505,000 secured term loan (the “Term Loan”) fully drawn by the Company on May 17, 2013, (ii) $5,000,000 in secured delayed draw term loans (collectively, the “Delayed Draw Term Loans”) and (iii) up to $53,495,000 in revolving loans (collectively, the “Revolving Loans”), which may be reduced by the amount of any outstanding Delayed Draw Term Loans drawn by the Company.

In the event the outstanding principal amount of the Term Loan exceeds a specified percentage of the value of real property (calculated at least twice during the term of the Credit Agreement), plus a specified percentage of the value of equipment (calculated at least once per calendar year), the Company would be required to prepay the excess.

The Revolving Loans are subject to a borrowing base such that the total outstanding Revolving Loans may not exceed specified percentages of the value of eligible receivables and finished goods, raw materials, work-in-process and in-transit inventory, all calculated at least monthly.  In the event the outstanding principal amount of Revolving Loans under the Credit Agreement exceeds this borrowing base, the Company would be required to prepay the excess.

The Term Loan and Revolving Loan mature on May 17, 2018.  The commitments of the Lender in respect of the Delayed Draw Term Loans terminate on May 17, 2015 and any Delayed Draw Term Loans drawn by the Company also mature on May 17, 2015.

The Term Loan amortizes in consecutive monthly installments, each in the principal amount of $136,964.28, commencing June 1, 2013.  Any Delayed Draw Term Loan drawn by the Company will amortize in consecutive monthly installments, each in the principal amount equal to the result of (a) the original principal amount of such Delayed Draw Term Loan divided by (b) the number of months remaining from the date such Delayed Draw Term Loan was drawn until May 17, 2015.  Any undrawn commitments under the Delayed Draw Term Loans will be reduced by $208,333.33 on each calendar month, commencing June 1, 2013.

As of May 17, 2013, $11,505,000 in aggregate principal amount of the Term Loan and $44,225,213 in aggregate principal amount of the Revolving Loans were outstanding under the Credit Agreement.

Term Loans outstanding under the Credit Agreement will bear interest at a rate per annum equal to, at the election of the Company, (i) LIBOR Rate (as defined in the Credit Agreement) plus a margin ranging from 2.50% to 3.00%, depending on the Average Access Availability (as defined in the Credit Agreement) at the time of calculation, or (ii) Base Rate (as defined in the Credit Agreement) plus a margin ranging from 1.50% to 2.00%, depending on the Average Access Availability at the time of calculation.

Revolving Loans outstanding under the Credit Agreement will bear interest at a rate per annum equal to, at the election of the Company, (i) LIBOR Rate plus a margin ranging from 2.00% to 2.50%, depending on the Average Access Availability at the time of calculation, or (ii) Base Rate plus a margin ranging from 1.00% to 1.50%, depending on the Average Access Availability at the time of calculation.

Delayed Draw Term Loans outstanding under the Credit Agreement will bear interest at a rate per annum equal to, at the election of the Company, (i) LIBOR Rate plus a margin ranging from 4.25% to 4.75%, depending on the Average Access Availability at the time of calculation, or (ii) Base Rate plus a margin ranging from 3.25% to 3.75%, depending on the Average Access Availability at the time of calculation.

The Company is required to pay the Lender an unused line fee at a rate per annum ranging from 0.375% to 0.50% on the daily unused amount of the Revolving Loan commitments of the Lender during the period for which the payment is made, payable monthly in arrears.

If the Company’s Excess Availability (as defined in the Credit Agreement) falls below a specified amount, the Company will become subject to financial covenants relating to: (1) a minimum fixed charge coverage ratio of 1.00 to 1.00, measured on a month-end basis; and (2) until financial statements are delivered for the month ending July 31, 2013, minimum earnings before interest, taxes, depreciation and amortization for certain month-end periods, including negative $800,000 for the one month period ending April 30, 2013, $700,000 for the two month period ending May 31, 2013, and $3,000,000 for the three month period ending June 30, 2013.

If the Company draws a Delayed Draw Term Loan, the Company will become subject to a maximum leverage ratio covenant ranging from 3:00 to 1:00 to 3.25 to 1:00, measured on a month-end basis.

The Credit Agreement contains other restrictive covenants, including, among others, covenants limiting our ability to incur indebtedness, grant liens, guarantee obligations, sell assets, make loans and investments, enter into merger and acquisition transactions, and declare or make dividends.  The Company has committed to certain post-closing conditions, including providing monthly financial statements, annual updates of financial projections, and the filing of a mortgage on the Company’s Brentwood, New York corporate headquarters.

Borrowings under the Credit Agreement are collateralized by substantially all the assets of, and are fully guaranteed by, the Company and its subsidiaries.

Item 1.02	Termination of a Material Definitive Agreement.

The Company used a portion of the proceeds from the Credit Agreement to repay in full all amounts due under the prior second amended and restated credit agreement (the “Prior Credit Agreement”), entered into on June 7, 2012, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A. as syndication agent and HSBC Bank USA, N.A., Sovereign Bank and Wells Fargo Bank, N.A. as co-documentation agents and the other lenders party thereto.  Upon such repayment, the Prior Credit Agreement was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Credit Agreement, dated as of May 17, 2013, by and among Medical Action Industries Inc., as borrower, and Wells Fargo Bank, National Association, as administrative agent and lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ John Sheffield
John Sheffield
Executive Vice President and Chief Financial Officer

Dated:    May 22, 2013